UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 4, 2013

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 4, 2013, Corning Natural Gas Corporation (the "Company") repaid in full the $1,966,469.32 in outstanding principal, accrued interest and premium owed under its 7.9% Unsecured Senior Notes, dated as of September 1, 1997 (the "Senior Notes"), as amended, which had an original aggregate principal amount of $4.7 million and were held by Great West Life & Annuity Insurance Company ("Great West"). As a result of the repayment, all of the Company's obligations with respect to the Senior Notes have been completed and the Senior Notes and the Intercreditor and Collateral Agency Agreement among Manufacturers and Traders Trust Company, as collateral agent and bank lender, and Great West, dated December 1, 2009, terminated in accordance with their respective terms. The Company funded the repayment of the Senior Notes with proceeds from the $4.8million of new financing from M&T Bank, which was previously disclosed in the Company's Current Report on Form 8-K, dated September 3, 2013, and filed with the Securities and Exchange Commission on September 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: October 11, 2013